UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁪	☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁪	☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁪	☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁪	☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Third Amended and Restated Loan and Security Agreement

On March 27, 2015, PennyMac Financial Services, Inc. (the “Company”), through two of its subsidiaries, PennyMac Loan Services, LLC (“PLS”) and Private National Mortgage Acceptance Company, LLC (“PNMAC”), entered into a Third Amended and Restated Loan and Security Agreement, pursuant to which PLS may finance certain of its mortgage servicing rights and related participation interests (collectively, the “MSRs”) and servicing advance receivables (“Receivables”) with Credit Suisse First Boston Mortgage Capital LLC (“CSFB”) in an amount not to exceed $257 million (the “Loan and Security Agreement”). The Loan and Security Agreement amends and supersedes that certain Second Amended and Restated Loan and Security Agreement, dated as of March 27, 2012.

The principal amount of the borrowings under the Loan and Security Agreement is based upon a percentage of the market value (the “collateral value”) of the MSRs or Receivables, as applicable, pledged by PLS, subject to the maximum loan amount described above. Under the Loan and Security Agreement, PLS granted to CSFB a security interest in all of its right, title and interest in, to and under the MSRs and Receivables pledged to secure such borrowings. The pledge of any MSRs and Receivables relating to Ginnie Mae mortgage loans is also subject to a separate acknowledgement agreement by and among CSFB, PLS and Ginnie Mae.

Upon PLS’s repayment of the borrowings, PLS is required to repay CSFB the principal amount of such borrowings plus accrued interest (at a rate reflective of the current market) to the date of such repayment. PLS also is required to pay CSFB a fee for the structuring of the Loan and Security Agreement, as well as certain other administrative costs and expenses in connection with CSFB’s management and ongoing administration of the Loan and Security Agreement. The obligations of PLS are fully guaranteed by PNMAC. The Company is a holding corporation and its sole investment is an equity interest in PNMAC.

The Loan and Security Agreement contains margin call provisions that require PLS, to the extent that the outstanding loan amount related to the MSRs or Receivables, as applicable, at any time exceeds the collateral value of the MSRs or Receivables, respectively, to repay borrowings in the amount required to eliminate such excess. The Loan and Security Agreement also requires that PLS make certain representations, warranties and covenants customary for this type of transaction, including certain financial covenants consistent with PLS’s other credit facilities. The Loan and Security Agreement contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default include the acceleration of the principal amount outstanding under the Loan and Security Agreement and the liquidation by CSFB of the pledged MSRs and/or Receivables then securing the borrowings. The MSRs and Receivables pledged under the Loan and Security Agreement also serve as cross-collateral for PLS’s obligations under a separate mortgage loan repurchase agreement with CSFB.

The Loan and Security Agreement also (i) requires PLS to create participation interests in the excess servicing spread (“ESS”) relating to Ginnie Mae MSRs originated by PLS and pledged thereunder, and (ii) permits PLS to create participation interests in the ESS relating to Ginnie Mae MSRs acquired by PLS and with respect to which PLS sells such ESS to PennyMac Holdings, LLC (“PMH”), a subsidiary of PennyMac Mortgage Investment Trust (NYSE: PMT). PMH may, in turn, pledge such ESS to PLS under an underlying loan and security agreement between the parties to finance a portion of the sale and purchase. In any case, the ESS is pledged or repledged, as the case may be, by PLS to CSFB under the Loan and Security Agreement, and the sale from PLS to PMH is further subject to CSFB’s continuing lien on the ESS, the pledge and acknowledgement of which were effected pursuant to a separate Security and Subordination Agreement between CSFB and PMH, dated as of December 30, 2013 (the “Security and Subordination Agreement”).  CSFB’s lien on the ESS remains subordinate to the rights and interests of Ginnie Mae pursuant to the provisions of the Security and Subordination Agreement and the terms of the acknowledgement agreement.

The Loan and Security Agreement also provides that, to the extent PMH breaches the terms of its Security and Subordination Agreement, a “trigger event” may be deemed to exist, whereby PLS would be required to either (i) repay CSFB in full the outstanding borrowings under the Loan and Security Agreement, or (ii) repurchase the ESS from PMH at fair market value.  To the extent PLS is unable to repay the loan under the Loan and Security Agreement or repurchase the ESS, an event of default would exist under the Loan and Security Agreement.

The foregoing description of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended and Restated Loan and Security Agreement and the related Second Amended and Restated Guaranty, which have been filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

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Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Third Amended and Restated Loan and Security Agreement, dated as of March 27, 2015, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC.

10.2	Second Amended and Restated Guaranty, dated as of March 27, 2015, by Private National Mortgage Acceptance Company, LLC in favor of Credit Suisse First Boston Mortgage Capital LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: April 2, 2015	By:	/s/ Anne D. McCallion
Anne D. McCallion Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amended and Restated Loan and Security Agreement, dated as of March 27, 2015, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC.

10.2	Second Amended and Restated Guaranty, dated as of March 27, 2015, by Private National Mortgage Acceptance Company, LLC in favor of Credit Suisse First Boston Mortgage Capital LLC.

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